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                                                                       EXHIBIT 8



Sullivan & Cromwell
New York Telephone: (212) 558-4000

Telex: 62694 (International) 127816
(Domestic)
Cable Address: Ladycourt, New York
Facsimile: (212) 558-3588
                                           125 Broad Street, New York 10004-2498
                         1701 Pennsylvania Ave, N.W. Washington, D.C. 20006-5805
                                  1888 Century Park East, Los Angeles 90071-2901
                                                   8, Place Vendome, 75001 Paris
                          St. Olave's House, 9a Ironmonger Lane, London EC2V 8EY
                                              101 Collins Street, Melbourne 3000
                                  2-1, Marunouchi I-Chome, Chiyoda-Ku, Tokyo 100
                                           Nine Queen's Road, Central, Hong Kong
                                       Oberlindau 54-56, 60323 Frankfurt Am Main



                                                    August 4, 1999



Popular, Inc.
Popular International Bank, Inc.
Popular North America, Inc.
c/o Popular, Inc.
209 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918

Ladies and Gentlemen:



    As counsel to Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. (the "Registrants") in connection with the registration of $1,500,000,000 aggregate principal amount of Debt Securities, we hereby confirm to you our opinions set forth under the headings "United States Taxation" in the Prospectus Supplements each of which forms a part of the Registration Statement of the Registrants to which this opinion is filed as an exhibit subject to the limitations set forth therein.



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                                    Very truly yours,

                                                    /s/ SULLIVAN & CROMWELL